Exhibit 10.3

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) dated as of September 25, 2013 is by and between BH/NV HAWKS CAY PROPERTY HOLDINGS, LLC, a Delaware limited liability company (“Seller”), and CWI KEYS HOTEL, LLC, a Delaware limited liability company (“Purchaser”).  Seller and Purchaser are sometimes referred to collectively in this Agreement as the “Parties” and individually as a “Party”.

W I T N E S S E T H:

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated as of August 16, 2013, as amended by that certain letter agreement dated August 29, 2013 (collectively, as the same may be amended, modified or supplemented, the “Agreement”); and

WHEREAS, Seller and Purchaser have agreed to amend the Agreement in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions.  All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

2.         Delivery of Documents.

a.         Section 6.1.12(j) of the Agreement is hereby deleted in its entirety and replaced by the following:

(j)         an assignment and assumption of declarant rights, in the form attached hereto as Exhibit “Q” (the “Assignment of Declarant Rights”), prepared and executed by Seller, assigning and conveying to Purchaser, Seller’s rights in, to and under (i) the Master Covenants, (ii) that certain Declaration of Protective Covenants, Restrictions and Easements of Village at Hawk’s Cay recorded in Book 1488, Page 190 in the Public Records of Monroe County, Florida (“Official Records”), (iii) that certain Amended Declaration of Protective Covenants, Restrictions and Easements of the Sanctuary at Village at Hawk’s Cay recorded in Book 1924, Page 989 in the Official Records, and (iv) that certain Declaration of Protective Covenants, Restrictions and Easements of the Marina Units at Hawk’s Cay, recorded in Book 2045, Page 2112 in the Official Records; and

(k)        any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

b.         Section 6.2.4(g) of the Agreement is hereby deleted in its entirety and replaced by the following:

(g)        an original Assignment of Declarant Rights executed by Purchaser; and

(h)        any other documents, instruments or agreements reasonably necessary to effectuate the transaction contemplated by this Agreement.

3.         Conditions to Purchaser’s Obligations.  Section 6.1 of the Agreement is hereby amended by inserting the following new Section 6.1.13 following the existing Section 6.1.12 thereof:

6.1.13  Delivery of Reports and Other Documents.  Seller shall have delivered to Purchaser or shall cause Resort Manager to deliver to Purchaser at Closing (i) all guest data for the Resort and Villas for guests who have stayed at the Resort and Villas or have booked future stays at the Resort and Villas, including, without limitation, all guest databases, all “PMS” history and future data, electronic copies (or hard copies if electronic copies are not available) of all historical and future guest data, all sales system data, and electronic copies (or hard copies if electronic copies are not available) of all historical and future group and catering bookings information and all related contracts, and (ii) a schedule that identifies (a) the year of the last capital upgrade for each Villa, and (b) the gross revenues for each Villa for the last five (5) years.

4.         No Further Modification.  Except as modified hereby, the Agreement shall remain in full force and effect, and as modified hereby, the Agreement is ratified and confirmed in all respects.

5.         Representations and Warranties.  Seller and Purchaser each hereby represent and warrant that it has full right, power and authority to enter into this Amendment and that the person executing this Amendment on behalf of Seller and Purchaser, respectively, is duly authorized to do so.

6.         Counterparts; Electronic Signatures.  This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.  An executed facsimile or .pdf of this Amendment may be relied upon as having, and shall be deemed to have, the same force and effect as an original.

7.         Governing Law.  This Amendment shall be governed by the laws of the State of Florida, without giving effect to any principles regarding conflict of laws.

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IN WITNESS WHEREOF, Seller and Purchaser have executed this First Amendment to Purchase and Sale Agreement as of the date first above written.

SELLER:

BH/NV HAWKS CAY PROPERTY HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Lisa Ross
	Name:	Lisa Ross
	Title:	Treasurer

[Signatures continue on following page]

Signature Page to First Amendment to Purchase and Sale Agreement

Hawks Cay Resort

PURCHASER:

CWI KEYS HOTEL, LLC,
a Delaware limited liability company

By:	/s/ Gil Murillo
	Name:	Gil Murillo
	Title:	Vice President

Signature Page to First Amendment to Purchase and Sale Agreement

Hawks Cay Resort